Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 File No. 333-147004) pertaining to the Encore Energy Partners GP LLC Long-Term Incentive Plan, and

(2)	Registration Statement (Form S-3 File No. 333-153768) of Encore Energy Partners LP;
of our reports dated May 7, 2009, with respect to the consolidated financial statements of Encore Energy Partners LP and the consolidated balance sheets of Encore Energy Partners GP LLC, included in this Current Report on Form 8-K dated May 7, 2009.

/s/ Ernst & Young LLP
Fort Worth, Texas
May 7, 2009